Farmers New World Life Insurance Company
Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400

EXHIBIT (b)(5)(a)

FARMERS LIFE INSURANCE

Annuity Application – Individual Life

AE

Proposed Annuitant

Name of Proposed Annuitant *(First/Middle/Last/Suffix i.e. Jr., Sr.)*			
Gender ☐ Male ☐ Female	Date of Birth *(mm/dd/yyyy)*	Taxpayer I.D. Number/Social Security Number (SSN)	Marital Status
Mailing Address *(Number, Street, City, State, Zip Code)*			
Primary Telephone Number *(including area code)*		Secondary Telephone Number *(including area code)*	

Proposed Owner (if other than Proposed Annuitant)

Name of Owner *(First/Middle/Last/Suffix i.e. Jr., Sr.)*		Relationship to Proposed Annuitant
Gender ☐ Male ☐ Female	Date of Birth *(mm/dd/yyyy)*	Taxpayer I.D. Number/Social Security Number (SSN)
Mailing Address *(Number, Street, City, State, Zip Code)*		
Primary Telephone Number *(including area code)*		Secondary Telephone Number *(including area code)*

Annuity Plan Information (See last page for plan descriptions)

Plan Code

Check only one:
☐ Non-Qualified ☐ Traditional IRA ☐ SIMPLE IRA ☐ SEP IRA
☐ Roth IRA ☐ TSA ☐ Qualified Pension Plan

Payment Information (See last page for fund descriptions)

Initial/Single Payment	Planned Payment (If applicable)	Frequency of Payment (If applicable)	For Tax Year
$	$		

Check if applicable: ☐ 1035 Exchange *(1035 Exchange forms must be completed)*
☐ Transfer* ☐ Rollover (within 60 days)* ☐ Conversion* ☐ Recharacterization*
**A Transfer/Rollover form must be completed for each.*

If applicable, provide full name, address, and telephone number of the company sending funds:

If attaching a check, please make payable to Farmers New World Life.
Do not make check payable to insurance producer, or leave payee blank.

Other Insurance In Force and Replacement

Is there any life insurance policies or annuity contracts in-force or application pending on the life of the Proposed Annuitant? *(If "Yes," provide details below and complete replacement form(s) if required by the state where the contract is issued for delivery.)* ☐ Yes ☐ No

Will any life insurance policy or annuity contract be reduced, replaced, or discontinued; or will payment of premiums be stopped if the annuity contract applied for is issued? *(If "Yes," provide details below and complete required replacement form(s).)* ☐ Yes ☐ No

Proposed Annuitant	Company Name	Life Amount	ADB Amount	Policy Number	Will Policy be Replaced?

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EXHIBIT (b)(5)(a)

Beneficiary Designation Beneficiaries by class will share and share alike unless specific percentages are noted.

Primary Beneficiary(ies) Name(s)	% of share (*must total 100%*)	Date of Birth	Relationship to Proposed Annuitant
Contingent Beneficiary(ies) Name(s)	**% of share (*must total 100%*)**	**Date of Birth**	**Relationship to Proposed Annuitant**
If a Testamentary Trust is named as Beneficiary, has a will been established?			☐ Yes ☐ No

Acknowledgement and Declaration

1. I agree that this Annuity Application (Application) will become a part of the contract issued by Farmers New World Life (FNWL). I have read the Application and to the best of my knowledge and belief, the statements and answers to the questions in this Application are true and complete.
2. The statements and answers in this Application are the basis for any contract issued by FNWL, and no information about me will be considered to have been given to FNWL unless it is stated in this Application.
3 A sales representative does not have FNWL's authorization to accept risk, pass on insurability, or make, void, wave or change any conditions or provisions of this Application, contract or receipt, as applicable.
4. My agent has discussed with me the guaranteed death and income benefit features which are unique to annuities. I understand that any traditional IRA, SIMPLE IRA, SEP IRA, Roth IRA, TSA, or Qualified Pension Plan that I may purchase is tax deferred, and acknowledge that this annuity is not being purchased solely for its tax deferral feature.

FNWL will have no liability until a contract is issued on this Application and delivered to and accepted by the Owner, and the first premium is paid in full while each Proposed Owner and Annuitant is alive.

Taxpayer Certification (please see next page for additional information)

Under penalties of perjury, I, as Owner, certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me): .... ☐ Yes ☐ No
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding: .... ☐ Yes ☐ No
   (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends: .... ☐ Yes ☐ No
   (c) The IRS has notified me that I am no longer subject to backup withholding: .... ☐ Yes ☐ No
3. I am a U.S. person (including a U.S. resident alien): .... ☐ Yes ☐ No

Certification Instructions. Item 2. above does not apply to real estate transactions. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct taxpayer identification number (TIN).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

______________________ Signed at ______________________ on ______________________

Proposed Annuitant Signature (or parent if Proposed Annuitant is a juvenile as required by the state where the contract is issued for delivery) | City, State | Month, Day, Year

______________________ ______________________

Proposed Owner Signature (if other than Proposed Annuitant) | **Owner's Spouse/Civil Union Partner Signature** (where required in community property states when a person other than Owner's spouse/civil union partner is named as Primary Beneficiary)

Insurance Producer Acknowledgement:

To the best of your knowledge,

is there any life insurance policies or annuity contracts in-force or application pending on the life of the Proposed Annuitant? *(If "Yes," forward replacement form(s) if required by the state where the contract is issued for delivery.)* ☐ Yes ☐ No

To the best of your knowledge,

will any life insurance policy or annuity contract be reduced, replaced, or discontinued; or will payment of premiums be stopped if the annuity contract applied for is issued? *(If "Yes," forward required replacement form(s).)* ☐ Yes ☐ No

______________________ ______________________ ______________________

Insurance Producer Name (please print or type) | Agent Code Number | **Insurance Producer Signature**

ICC10- Annuity App **Page 2** 31-5129 (5/10)

EXHIBIT (b)(5)(a)

Plan Descriptions

Non-Qualified Annuity - Contributions are made by an individual, trust, estate or business entity and are not tax-deductible. Interest earned is tax-deferred until: (1) an assignment; (2) the annuity is owned by a “non-natural” person (e.g. a trust); or (3) a distribution is made. Upon assignment, withdrawal or distribution, only earnings (interest credited/gain) are included in taxable income. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty.

Traditional Individual Retirement Annuity (IRA) - Contributions are made by an individual, and may be tax-deductible depending on income and whether the IRA owner is covered by an employer-sponsored retirement plan. Interest is tax-deferred until the time of distribution. At distribution, 100% of funds withdrawn may be subject to taxation. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty. Deposits made between January 1st and April 15th of each year must identify the tax year to which it is to be applied.

Savings Incentive Match Plan for Employees (SIMPLE) IRA - Contributions are funded using employee salary reduction contributions; and either employer matching or non-elective contributions. Contributions are not included in the employee’s gross income, and are tax-deductible by the employer. Annuity is owned by the employee. Interest is tax-deferred until the time of distribution. At distribution, 100% of withdrawal is taxable. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty.

Simplified Employee Pension (SEP) IRA - Contributions are made by the employer, employee, or both. If an employer contribution is to be made for any plan year, it must be made for every eligible employee. Employer contributions are not included in employee’s gross income. The employee may also make additional contributions to the SEP IRA (or to a separate IRA) subject to traditional IRA rules. Annuity is owned by the employee. Interest is tax-deferred until the time of distribution. At distribution, 100% of withdrawal may be subject to taxation. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty. All deposits must be identified as to whether they are employer contributions, or the employee’s personal (traditional) IRA contribution. Employee’s personal (traditional) IRA contributions made between January 1st and April 15th of each year must identify the tax year to which it is to be applied.

Roth IRA - Contributions are made by an individual, and are not tax-deductible. Interest is tax-deferred until the time of distribution. At time of distribution, the annuity owner will not be taxed on the principal. Earnings (interest credited/gain) may or may not be taxed, depending on the circumstances. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty.

Tax-Sheltered Annuity (TSA) - Contributions are made by the employer, and not included in the employee’s gross income. Tax-sheltered annuities are for employees of tax-exempt educational organizations, religious organizations, and charitable organizations. Annuity is owned by the employee. Interest is tax-deferred until the time of distribution. At distribution, 100% of withdrawal is taxable. Distributions prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty.

Qualified Pension Plans - Contributions are made by the employer directly to FNWL, or to a Pension Trust account. Contributions are tax-deductible by the employer and not included in the employee’s gross income. Interest is tax-deferred until the time of distribution. Distributions to the employee prior to age 59 1/2 may be subject to IRS 10% premature distribution penalty. Plans must be non-discriminatory, i.e.; they must provide participation for all eligible employees. FNWL’s Qualified Pension Plan does not include SEP IRAs or TSAs; nor can it be a profit-sharing plan. The owner should consult with a tax adviser to determine which, if any, Adoption Agreement (Profit Sharing or Money Purchase) will coincide with the Prototype Defined Contribution Plan packet.

Fund Descriptions

1035-Exchange - An in kind exchange for certain insurance policies, and non-qualified annuity contracts, as permitted under Section 1035 of the Internal Revenue Code. New policies or contracts can be issued that maintain the original cost basis; and therefore remain tax-deferred.

Transfer - Funds are moved, tax-deferred, from one financial institution directly to another. The policy owner does not handle the funds.

Rollover - Funds from a traditional IRA, SEP IRA, SIMPLE IRA, or Roth IRA, are distributed to the owner who then must roll the funds over into the same type of account within 60 days of receipt. Funds from a SEP IRA, SIMPLE IRA (after two years of participation in the plan), TSA, or Qualified Pension Plan, are distributed to the owner who then must roll the funds over into a traditional IRA within 60 days of receipt to qualify as a non-taxable rollover. Non-qualified annuities cannot be established with rollover funds.

Conversion - Funds are transferred, or rolled over, from a traditional IRA, SEP IRA, or SIMPLE IRA (after two years) to a Roth IRA. In the year of conversion you must pay tax on the distribution, but no IRS 10% premature distribution penalty.

Recharacterization - Funds converted to a Roth IRA are moved via a trustee to trustee transfer back to the same type of IRA account that they came from. A regular contribution to a Roth IRA is moved to a traditional IRA (or the reverse). The recharacterization must be completed by your federal income tax return due date (plus extensions) for the tax year of conversion or contribution (or such later date as provided by the IRS).

Purpose of the Taxpayer Certification

If you certify: 1) on the application that you are not subject to backup withholding because of underreporting interest and dividends; and 2) if you give the payer the correct taxpayer identification number (TIN), the payer will not be required to withhold 28% of payments made to you.

Penalties - If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fine and/or imprisonment.

Name - Be sure to enter your correct name. If you are an individual and your name has changed, contact the Social Security Administration to report your new name.

Privacy Act Notice - Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give a TIN to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Agent

Additional forms may be required before an annuity can be issued. Please consult LifeNet for further details.

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